Exhibit 99.2

Form of

Instructions to Registered Holder and/or

Book-Entry Transfer Facility Participant

from Beneficial Owner

of

CDW LLC

CDW Finance Corporation

11.00% Senior Exchange Notes due 2015, Series B

Rule 144A Increasing Rate Notes (CUSIP 12513GAK5 and ISIN US12513GAK58)

Rule 144A Fixed Rate Notes (CUSIP 12513GAA7 and ISIN US12513GAA76)

Regulation S Increasing Rate Notes (CUSIP U1253FAD7 and ISIN USU1253FAD79)

Regulation S Fixed Rate Notes (CUSIP U1253FAA3 and ISIN USU1253FAA31)

IAI Increasing Rate Notes (CUSIP 12513GAL3 and ISIN US12513GAL32)

IAI Fixed Rate Notes (CUSIP 12513GAB5 and ISIN US12513GAB59)

11.50%/12.25% Senior PIK Election Exchange Notes due 2015, Series B

Rule 144A Increasing Rate Notes (CUSIP 12513GAN9 and ISIN US12513GAN97)

Rule 144A Fixed Rate Notes (CUSIP 12513GAD1 and ISIN US12513GAD13)

Regulation S Increasing Rate Notes (CUSIP U1253FAE52 and ISIN USU1253FAE52)

Regulation S Fixed Rate Notes (CUSIP U1253FAB1 and ISIN USU1253FAB14)

IAI Increasing Rate Notes (CUSIP 12513GAP4 and ISIN US12513GAP49)

IAI Fixed Rate Notes (CUSIP 12513GAE9 and ISIN US12513GAE98)

and

12.535% Senior Subordinated Exchange Notes due 2017, Series B

Rule 144A Increasing Rate Notes (CUSIP 12513GAR0 and ISIN US12513GAR02)

Rule 144A Fixed Rate Notes (CUSIP 12513GAG4 and US12513GAG47)

Regulation S Increasing Rate Notes (CUSIP U1253FAF2 and ISIN USU1253FAF28)

Regulation S Fixed Rate Notes (CUSIP U1253FAC9 and ISIN USU1253FAC96)

IAI Increasing Rate Notes (CUSIP 12513GAS8 and ISIN US12513GAS84)

IAI Fixed Rate Notes (CUSIP 12513GAH2 and ISIN US12513GAH20)

To Registered Holders and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus, dated             , 2010, of CDW LLC and CDW Finance Corporation (together, the “Issuers”) and accompanying letter of transmittal, that together constitute the Issuers’ offers to exchange (i) up to $890,000,000 aggregate principal amount of 11.00% Senior Exchange Notes due 2015, Series B (together with the guarantees thereof, the “Senior Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), of the Issuers, for a like aggregate principal amount of outstanding 11.00% Senior Exchange Notes due 2015 (together with the guarantees thereof, the “Outstanding Senior Exchange Notes”) of the Issuers, (ii) up to $316,974,000 aggregate principal amount of 11.50%

/ 12.25% Senior PIK Election Exchange Notes due 2015, Series B (together with the guarantees thereof, the “Senior PIK Election Exchange Notes”), which have been registered under the Securities Act, of the Issuers, for a like aggregate principal amount of outstanding 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (together with the guarantees thereof, the “Outstanding Senior PIK Election Exchange Notes”) of the Issuers and (iii) up to $721,500,000 aggregate principal amount of 12.535% Senior Subordinated Exchange Notes due 2017, Series B (together with the guarantees thereof, the “Senior Subordinated Exchange Notes” and, together with the Senior Exchange Notes and the Senior PIK Election Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, of the Issuers, for a like aggregate principal amount of outstanding 12.535% Senior Subordinated Exchange Notes due 2017 (together with the guarantees thereof, the “Outstanding Senior Subordinated Exchange Notes” and, together with the Outstanding Senior Exchange Notes and Outstanding Senior PIK Election Exchange Notes, the “Outstanding Notes”), of the Issuers.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offers with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount for each series):

U.S. $                         of Outstanding Senior Exchange Notes

U.S. $                         of Outstanding Senior PIK Election Exchange Notes

U.S. $                         of Outstanding Senior Subordinated Exchange Notes

With respect to the exchange offers, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER ALL of the Outstanding Notes held by you for the account of the undersigned.

☐	TO TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered (if any)):

U.S. $                         of Outstanding Senior Exchange Notes

U.S. $                         of Outstanding Senior PIK Election Exchange Notes

U.S. $                         of Outstanding Senior Subordinated Exchange Notes

☐	NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the Exchange Notes acquired pursuant to the applicable exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (4) the undersigned is not an “affiliate” of CDW LLC or CDW Finance Corporation within the meaning of Rule 405 under the Securities Act and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any Holder or any other person, including the undersigned, is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the applicable exchange offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Outstanding Notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns such Outstanding Notes tendered and is entitled to tender such Outstanding Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer such tendered Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Outstanding Notes, and that, when the same are accepted for exchange, the Issuers will acquire good and marketable title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

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